SCHEDULE 14A
                                   (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11 (copyright) or Rule 14a-12

                              Concord Camera Corp.
                          ---------------------------
                (Name of Registrant as Specified in its Charter)

                               Jay Sturm, Counsel
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

  [X] $125 per Exchange Act Rule 0-11(copyright)(1)(ii), 14a-6(I)(1), or
      14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(I)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
----------------------------------------------------------------------
  (2) Aggregate number of securities to which transactions applies:
----------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
----------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:
----------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1) Amount Previously Paid:
             ------------------------------------------------------------------
             (2) Form, schedule or registration statement no.:
             ------------------------------------------------------------------
             (3) Filing party:
             ------------------------------------------------------------------
             (4) Date filed:
             ------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              CONCORD CAMERA CORP.
                                  35 MILEED WAY
                            AVENEL, NEW JERSEY 07001

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                -----------------

                                JANUARY 18, 1996

                                -----------------

To the Shareholders of Concord Camera Corp.:

     Notice is hereby given that the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") will be held at the Sheraton Woodbridge Place Hotel, 515 Route 1 South (New Jersey Turnpike -- Exit 11), Iselin, New Jersey 08830, on Thursday, January 18, 1996, at 10:00 a.m., local time, for the following purposes:

       1. To elect directors for the ensuing year;

       2. To ratify the selection of Ernst & Young LLP (Ernst & Young) as independent auditors of the Company for the fiscal year ending June 30, 1996; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on December 1, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     MANAGEMENT REQUESTS ALL SHAREHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                            By Order of the Board of Directors
                                               Gary M. Simon
                                               Secretary

Avenel, New Jersey
December 22, 1995

                              CONCORD CAMERA CORP.

                                -----------------

                                 PROXY STATEMENT
                             DATED DECEMBER 22, 1995

                                -----------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, JANUARY 18, 1996

                                -----------------

     This Proxy Statement is furnished by the Board of Directors (the "Board") of CONCORD CAMERA CORP. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders which will be held at the Sheraton Woodbridge Place Hotel, 515 Route 1 South (New Jersey Turnpike -- Exit 11), Iselin, New Jersey 08830, on Thursday, January 18, 1996, at 10:00 a.m., local time, and all adjournments thereof (the "Annual Meeting"). The Board has fixed the close of business on December 1, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. UNLESS OTHERWISE SPECIFIED IN THE PROXY, SHARES REPRESENTED BY PROXIES WILL BE VOTED (I) FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, (II) FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP ("ERNST & YOUNG") AS INDEPENDENT AUDITORS OF THE COMPANY, AND (III) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

     The Company's executive offices are located at 35 Mileed Way, Avenel, New Jersey 07001. On or about December 22, 1995, this Proxy Statement and the accompanying form of proxy together with a copy of the Annual Report of the Company for the fiscal year ended June 30, 1995 ("Fiscal 1995"), including financial statements, are to be mailed to each shareholder of record at the close of business on December 1, 1995.

     As of December 1, 1995, the Company had issued and outstanding 10,947,526 shares of no par value, Common Stock (the "Common Shares"), the Company's only class of voting securities outstanding. Each Common Share entitles the holder thereof to one vote. The majority of all the outstanding Common Shares constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as votes represented and entitled to vote (but not voting) at the Annual Meeting for purposes of determining the number of votes required to approve a proposal.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

     Pursuant to Article III of the Company's By-laws, as amended, the Board has fixed the number of directors constituting the entire Board at 7. All seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share held of record, either in favor of or against the election of each candidate, or to abstain from voting on any or all candidates. If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. THE BOARD RECOMMENDS A VOTE FOR THE PERSONS NAMED BELOW. IT IS INTENDED THAT PROXIES THAT DO NOT WITHHOLD THE AUTHORITY TO VOTE FOR ANY OR ALL OF THE NOMINEES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS NAMED BELOW. The election of directors requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting.

     The following table sets forth information with respect to each nominee for director, all of whom are currently serving as directors of the Company. The information has been furnished to the Company by the individual named.



                                       YEAR FIRST
                                        ELECTED/
                                        NOMINATED

NAME OF NOMINEE                 AGE     DIRECTOR     POSITIONS AND OFFICES WITH THE COMPANY
---------------                 ---     --------     --------------------------------------
Ira B. Lampert(1) ...........   50        1993       Chairman,  Chief  Executive  Officer,  President,  Chief
                                                     Operating Officer and Director; Director of Concord Camera
                                                     HK Limited, Concord Camera GmbH, Concord Camera UK Limited
                                                     and Concord Camera France

Eli Arenberg (2) ............   68        1988       Director

Joel L. Gold (3) ............   54        1991       Director

Morris H. Gindi (4) .........   51        1988       Director

J. David Hakman (5) .........   54        1993       Director

Ira J. Hechler (6) ..........   77        1992       Director

Kent M. Klineman (7) ........   63        1993       Director



(1) On July 13, 1994 Ira B. Lampert was appointed to the additional positions of Chairman and Chief Executive Officer of the Company. Mr. Lampert has been President and Chief Operating Officer since June 1, 1993, and a Director of the Company since June 29, 1993. Mr. Lampert is also a director of Concord HK, Concord UK, Concord Germany and Concord Camera France. From April 1992 through May 30, 1993, Mr. Lampert's services were made available to the Company under consulting agreements with Whitehall Enterprises Inc. ("WEI"), an investment banking company for the middle-market, of which Mr. Lampert was the President since August 1990. Mr. Lampert is a Board Member of the Queens College Foundation which is part of the City University of New York and is the Treasurer of the Boys Brotherhood Republic, a non-profit organization for underprivileged children in the New York City area.

(2) Eli Arenberg joined the Company in April 1984 as Vice President of Sales and Marketing and in September 1989 was promoted to Senior Vice President of Sales. In February 1992 Mr. Arenberg retired from such positions and in July 1994 made his services available to the Company under a consulting agreement with ELA Enterprises, Inc. (the "ELA Enterprises Consulting Agreement"), a Florida corporation wholly-owned by Mr. Arenberg.

(3) Joel L. Gold is currently a managing director at Fector Detwiler & Co, Inc. an investment bank. From January 1992 through April 1995 Mr. Gold was a director at Furman Selz Incorporated, an investment bank. From April 1990 through December 1991 Mr. Gold was a managing director at Bear, Stearns & Co. Inc., New York, New York. From April 1971 through February 1990 Mr. Gold was a managing director at Drexel Burnham Lambert. Mr. Gold is currently a member of the board of directors of Biomechanics Corporation of America, Action Industries, Inc. and Life Medical Sciences.

(4) Morris H. Gindi is the Chief Executive Officer of Notra Trading Inc., located in Woodbridge, New Jersey, and has served in such capacity since 1983. Notra Trading Inc. is an import agent in the housewares and domestics industry. Mr. Gindi has over 26 years experience in importing.

(5) J. David Hakman is the owner and Chief Executive Officer of Hakman Capital Corporation, a merchant banking concern, and has held such position since 1980. Mr. Hakman is President of Hakman & Company, Inc., an investment banking concern and a member of the National Association of Securities Dealers, Inc., and has held such position since 1974. Mr. Hakman has been a director since 1989 and a member of the Audit and Nominating Committees since 1991 of Hanover Direct, Inc., a firm engaged in the direct marketing business. Mr. Hakman was the Chairman and a director of AFD Acquisition Corporation which filed for protection under Chapter 11 of the U.S. Bankruptcy Laws in June 1991 and emerged from Chapter 11 in September 1993.

(6) Ira J. Hechler is a partner and a director of the investment firm Ira J. Hechler & Associates located in New York, New York. Mr. Hechler has been associated with such firm since June 1987. The firm's principal business is holding stock, partnership interests and other property for investment purposes. Mr. Hechler is currently a member of the board of directors of The Leslie Fay Companies, Inc. and United States Banknote Corporation. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(7) Kent M. Klineman is an attorney and private investor and serves as a director of several closely-held companies. He is also a general partner of ConArb Partners, L.P., a securities dealer engaged in arbitrage and trading of convertible securities for its own account. Mr. Klineman is a director, Secretary and a member of the Compensation Committee of EIS International, Inc. Mr. Klineman's initial nomination to serve as a director to the Company in 1993 was made by Mr. Hechler. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

MEETINGS AND COMMITTEES

     In Fiscal 1995, the Board held eight meetings of which two were telephonic. The Board has an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee, and a Nominating Committee.

     The Audit Committee, consisting of Kent M. Klineman (Chairman), J. David Hakman and Eli Arenberg, reviews and reports to the Board with respect to various auditing and accounting matters, including recommendations to the Board as to the selection of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent public accountants. The Audit Committee held 3 meetings in Fiscal 1995.

     The Compensation and Stock Option Committee, consisting of Joel L. Gold (Chairman), Ira J. Hechler, and Morris Gindi, was formed to review and make recommendations to the Board regarding all executive compensation matters. The Compensation Committee held 2 meetings in Fiscal 1995.

     The Executive Committee, consisting of Ira B. Lampert, Kent Klineman and Ira J. Hechler, has the full power of the Board when the Board is not in session, including the authority to bind the Company to new borrowings and other financing commitments.

     On November 10, 1994 the Board established a Nominating Committee for the purpose of nominating those persons who shall be invited to stand for election to the Board of Directors as management nominees at each ensuing meeting of the shareholders of the Company or pursuant to any actions with respect to the election of directors to be taken by written consent of the shareholders. The Nominating Committee consists of Ira B. Lampert, Joel Gold, Ira J. Hechler and Kent Klineman. The Nominating Committee has proposed the slate of direction proposed herein. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Nominating Committee, Attention:
Chairman, C/O the Company, 35 Mileed Way, Avenel, New Jersey 07001.

     In Fiscal 1995, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees of which they were members.

DIRECTORS COMPENSATION

     Non-employee members of the Board receive (i) an annual fee of $10,000,
(ii) a $2,500 annual fee for serving on each committee of the Board with the Chairman thereof receiving a $3,500 annual fee, and (iii) a meeting fee of $750 for each meeting attended in person and $250 for each meeting attended telephonically. In addition, under the Company's Incentive Plan each non-employee director is entitled to receive options pursuant to a formula to purchase up to 20,000 Common Shares upon his/her appointment as director. The Incentive Plan also provides for the grant of an immediately exercisable option to purchase 1,000 Common Shares on the date of the original grant and on each anniversary of the original grant. Pursuant to this plan each non-employee director (except for Mr. Arenberg) has received options to purchase 23,000 Common Shares. Mr Arenberg has received options to purchase 22,000 Common Shares and will receive another grant of options to purchase 1,000 Common Shares on July 18, 1996, the anniversary date of his becoming a non-employee director. In addition, Mr. Arenberg, through a company controlled by him, is a party to a consulting agreement with the Company. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                               EXECUTIVE OFFICERS

     The names of the current executive officers of the Company together with certain biographical information for each of them (other than Mr. Lampert for whom biographical information is provided above) is set forth below:

NAME OF EXECUTIVE OFFICER    AGE     POSITIONS AND OFFICES WITH THE COMPANY
-------------------------    ---     --------------------------------------
Eli Shoer ................   46      Senior Vice President of the Company and
                                     Managing Director of Concord HK

Gary M. Simon ............   35      Chief Financial Officer, Secretary and
                                     Treasurer

Harlan I. Press ..........   31      Chief Accounting Officer

Steve Jackel .............   59      Consultant

Len Easterbrook ..........   63      Managing Director/General Manager-European
                                     Operations

George Erfurt ............   51      Managing Director/General Manager-Americas

Gary Kaess ...............   62      Vice President, Product Development

Jay Sturm ................   40      Counsel and Assistant Secretary

     Eli Shoer is Senior Vice President of the Company and Managing Director of Concord HK and has held such positions since August 1994. From April 1991 to August 1994 Mr. Shoer was Director of Operations of Concord HK and managed the Company's manufacturing facilities in the Far East. Mr. Shoer worked as Senior Vice President for Operations of Keystone Camera Corporation from November 1990 through February 1991. Mr. Shoer's principal occupation from 1987 through April 1990, until he initially joined Concord HK, was President of Artstar Productions Ltd., a manufacturing company in the Far East owned by Mr. Shoer.

     Gary M. Simon is Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Simon has been Chief Financial Officer and Treasurer since June 1992 and was appointed Secretary in January 1994. From December 1989 through May 1992, Mr. Simon was a Vice President of Oxbridge Partners, a Merchant Bank. From 1985 through 1989, Mr. Simon was a Senior Manager in Ernst & Young's Mergers & Acquisitions Practice, a division within its Corporate Finance Group.

     Steve Jackel's services are rendered to the Company pursuant to a consulting agreement dated May 1, 1995 between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel. Mr. Jackel is not an employee of the Company and does not have a corporate title. His consulting activities on behalf of the Company, however, have evolved to the point where Mr. Jackel is considered to be a member of the Company's senior management team performing a policy making function. From February 1993 to 1994 Mr. Jackel was President of McCrory's Corporation and Chairman of McCrory Stores. From June 1992 through February 1993 he was Co-President of McCrory Stores. From February 1991 through June 1992 he was Executive Vice President Specialty Operation for McCrory Stores. Prior to that time Mr. Jackel was an Independent Management Consultant.

     Harlan I. Press is Chief Accounting Officer and has held this position since November 1994. Mr. Press was a Senior Field Examiner for the CIT Group from April 1993 through April 1994. From December 1991 through April 1993, Mr. Press served as the Production Manager and Inventory Controller for Sandberg and Sikorski Diamond Corp. Prior to then Mr. Press was a Senior Accountant in BDO Seidman's Audit Division.

     George Erfurt is Managing Director/General Manager-Americas, a position which he assumed in July, 1995. Mr. Erfurt joined the Company in 1991 and has held several management positions with the Company, including Sales Manager of National Accounts, his most recent position prior to his latest promotion. Prior to joining the Company, he was Executive Vice President of Sales and Marketing for Keystone Camera Corp.

     Len Easterbrook is Managing Director/General Manager-European Operations and has held such position since July, 1995. Mr. Easterbrook joined the Company in 1990 as Managing Director of Concord (UK) Ltd. and held such position until 1993. From 1993 until July, 1995 Mr. Easterbrook was Managing Director of Trade Quota Ltd., a specialist marketing company dealing with Eastern Europe.

     Gary Kaess is Vice President Product Development and has held such position since November, 1994. Mr. Kaess joined the Company in 1990 and has held a variety of positions related to research and development since that time.

     Jay Sturm is Counsel and Assistant Secretary and joined the Company in April, 1995. Prior to joining the Company, Mr. Sturm was Vice President, General Counsel and Secretary of Allerion, Inc., a reseller of computer hardware and software and a provider of computer network maintenance and services. Allerion filed for Chapter 11 protection under the U.S. Bankruptcy Code on December 7, 1994. The bankruptcy filing was subsequently converted to a Chapter 7 proceeding.

     On August 23, 1995, the Compensation Committee of the Board of Directors approved stock purchase awards under the Company's Incentive Plan pursuant to which 500,000 Common Shares were made available for purchase by senior management of the Company at a price per share equal to $5.375 per share (the closing price of the common stock on August 23, 1995) pursuant to binding commitments to be made by such persons by August 31, 1995. The Company received commitments for the purchase of 444,000 of such shares. Each senior management purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares purchased by such purchaser. The contingent restricted stock will only be issued based upon attainment of increases in shareholder value in accordance with the Incentive Plan as follows:

 PERCENTAGE OF RESTRICTED STOCK   FAIR MARKET VALUE      LATEST ATTAINMENT DATE
 ------------------------------   -----------------      ----------------------
             33 1/3                   $10.00                August 31, 1997

            663 2/3                   $15.00               February 28, 1999

            100%                      $20.00                August 31, 2000

     If issued such contingent restricted shares will vest over a three year period. As payment for such shares, each senior management purchaser executed a full recourse promissory note secured by the Common Shares purchased. The notes mature five years from the date of purchase, November 7, 1995, and bear interest at 6%. For such time as any of the management purchasers remain as a member of senior management, such person must continue to own no less than an amount of Common Shares equal to 50% of the sum of the purchased shares and any issued contingent stock. The following executive officers of the Company are indebted to the Company for amounts in excess of $60,000 as a result of such purchases:

     Ira B. Lampert .......................................    $1,612,000
     Steve Jackel .........................................    $  537,500
     Gary M. Simon ........................................    $  134,375


SECTION 16 REPORTING OBLIGATIONS

     The following officers and directors of the Company filed late reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the period July 1, 1994 through June 30, 1995: (i) Mark Welland, former President of U.S. Branch Operations and a Vice President of the Company, late filing of a Form 4 due July 10, 1994; (ii) Gary M. Simon, Chief Financial Officer, late filing of a Form 4 due August 10, 1994; (iii) Eli Arenberg, Director, late filing of Forms 4 due August 10 and September 16, 1994;
(iv) Ira B. Lampert, Chairman and CEO, late filing of a Form 4 due October 10, 1994; and (v) Harlan I. Press late filing a Form 3 due February 25, 1995. There are no known failures to file a required report for any of the Company's reporting persons during such time period.





                           [INTENTIONALLY LEFT BLANK]

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                              ---------------------------------    ------------
                                                                                      AWARDS
                                                                                   ------------
   (A)                                  (B)      (C)         (D)        (E)             (F)             (G)
                                                                                    SECURITIES
                                                                   OTHER ANNUAL     UNDERLYING       ALL OTHER
                                      FISCAL   SALARY       BONUS  COMPENSATION       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)        ($)             (#)            ($)
---------------------------           ------    -----      -------  -----------       -------        --------
Ira B. Lampert ......................  1995   $495,515      $  --    $196,648(1)     600,000(2)(3)  $ 11,477(4)
 Chief Executive Officer               1994    475,000         --      78,475(5)     340,000          47,200(6)
 and Chairman                          1993        --          --         --              --              --

Eli Shoer ...........................  1995    207,307         --      66,850(8)     150,000(2)          --
 Senior Vice President and             1994    200,000         --      60,000(7)      25,000             --
 Managing Director of
 Concord HK                            1993    146,154         --      60,000(8)      70,000             --

Gary M. Simon .......................  1995    175,000         --      16,800(9)     190,000(2)        2,260(4)
 Chief Financial Officer,              1994    151,923      37,500        --             --            2,260(4)
 Secretary and Treasurer               1993    140,503      37,500        --          50,000             --

Mark Welland(10) ....................  1995    175,000         --      34,600(11)        --            1,940(4)
 Vice President and President          1994    175,000         --      34,600(11)     10,000           1,940(4)
 of United States Operations           1993        --          --         --             --              --

George Erfurt .......................  1995    113,461      20,000    119,522(12)        --              --
 Managing Director/General             1994     90,000         --      93,492(12)        --              --
 Manager-Americas                      1993        --          --         --             --              --

Steve Jackel(13) ....................  1995     87,500         --       7,500        100,000             --
 Consultant                            1994        --          --         --             --              --
                                       1993        --          --         --             --              --
Jack C. Benun .......................  1995     66,923         --         --             --           11,000(16)
 Former Chief Executive                1994    600,000     150,000     96,057(14)    500,000(15)     220,441(17)
 Officer                               1993    600,000         --      45,693(18)    600,000(15)(19)  39,000(16)

------------
 (1) Includes $102,740 paid to Mr. Lampert for reimbursement of taxes and also includes reimbursement for Mr. Lampert's auto allowance, housing allowance, reimbursement of moving expenses and reimbursement for spousel travel expenses on Company business.

 (2) These options include options repriced and re-issued during the fiscal year.

 (3) Does not include 150,000 options contingent upon the consummation of an acquisition described in Mr. Lampert's employment agreement.

 (4)  Represents amount paid by the Company for insurance premiums.

 (5) Includes $24,260 and $25,179 paid to Mr. Lampert for his auto allowance and reimbursement of taxes, respectively, and $22,210 paid for Mr. Lampert's housing allowance.

 (6) Includes $25,208 paid by the Company for insurance premiums and $21,992 paid to Mr. Lampert for consulting fees and expenses in connection with consulting services provided by Mr. Lampert pursuant to the Company's consulting agreement with WEI, which terminated upon Mr. Lampert's employment with the Company.

 (7) Includes a $60,000 housing allowance paid to Mr. Shoer for his living arrangements in the Far East.

 (8) Represents a housing allowance paid to Mr. Shoer for his living arrangements in the Far East.

 (9)  Represents payment for auto allowances.

(10)  Mr. Welland resigned from the Company on July 28, 1995.

(11) Includes $25,000 paid to Mr. Welland for the Company's repurchase of his option relating to 10,000 Common Shares underlying such option.

(12) Represents 114,522 and $88,692, respectively paid as sales commissions in Fiscal 1995 and Fiscal 1994 and $4,800 paid for his auto allowance in each fiscal year.

(13) Mr. Jackel's services are rendered to the Company pursuant to a consulting agreement dated May 1, 1995 between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel. Mr. Jackel is not an employee of the Company and he does not have any corporate title. His consulting activities on behalf of the Company, however, have evolved to the point where Mr. Jackel is considered to be a member of the Company's senior management team performing a policy making function. Therefore, the Company considers Mr. Jackel to be an officer of the Company for Securities Acts purposes. The consulting agreement has a one year term and calls for payment of consulting fees of $300,000 for the term as well as reimbursement of automobile expenses of up to $2,000 per month and reimbursement of certain insurance payments.

(14) Includes $53,012 paid to Mr. Benun for his auto allowance.

(15) All options granted to Mr. Benun were canceled upon his termination on July 14, 1994.

(16) Represents interest accrued on loans from Mr. Benun to the Company. On November 14, 1995, Mr. Benun commenced an action against the Company demanding the immediate payment of the principal and interest. The Company asserts that in any final adjudication of the Rights of the Company against Benun, these sums will be offset by the monies which Benun will be found to owe the Company.

(17) Represents a $184,096 fee paid to Mr. Benun for his guarantee of certain loans, and reimbursement of taxes $26,580 paid to Mr. Benun for interest accrued on loans from Mr. Benun to the Company, and $9,765 paid for Mr. Benun's insurance premiums.

(18) Represents amounts paid to Mr. Benun for certain income tax related interest and penalties which resulted from the Company being unable to timely repay loans made by Mr. Benun to the Company. Also includes monies paid as reimbursement for companion travel.

(19) Includes 150,000 Common Shares underlying stock options which were canceled in January 1994.


II. OPTION GRANTS IN FISCAL 1995


INDIVIDUAL GRANTS
------------------------------------------------------------------------------------
        (A)                  (B)           (C)            (D)        (E)         (F)         (G)        (H)
                                                                                       POTENTIAL REALIZABLE ANNUAL
                                                                                        VALUE AT ASSUMED RATES OF
                                                                                      STOCK PRICE APPRECIATION FOR
                                                                                               OPTION TERM
                                                                                      -----------------------------
                                                                   MARKET
                                                                  PRICE OF
                          NUMBER OF    % OF TOTAL                  COMMON
                         SECURITIES      OPTIONS                  STOCK ON
                         UNDERLYING    GRANTED TO      EXERCISE    DATE OF
NAME OF                    OPTIONS      EMPLOYEES        PRICE      GRANT    EXPIRATION
EXECUTIVE OFFICER      GRANTED (#)(1)  IN 1994(2)      ($/SH)(3)   ($/SH)       DATE        5%($)     10%($)
-----------------      --------------  ----------      ---------  --------     ------       -----     ------
Ira B. Lampert(4) .....   340,000                       $4.00        --    July 13, 2003   855,297   2,167,490
                          260,000                       $4.00        --   Sept. 30, 2004   654,000   1,657,492
                          150,000(5)                    $6.00        --

Gary M. Simon .........    70,000        10.77%         $3.00        --    July 13, 2004   132,068     334,686
                          120,000        18.46%         $4.00        --    Feb. 20, 2005   301,869     764,996

Eli Shoer .............    75,000        11.54%         $3.25        --     Oct. 3, 2004   153,293     388,475
                           75,000        11.54%         $4.00        --   Sept. 30, 2004   188,668     478,123

Steve Jackel ..........    25,000         3.85%         $3.00        --    Dec. 31, 2000    47,167     119,531
                           75,000        11.54%         $4.00        --      May 1, 2001   188,668     478,123

----------

(1) Includes options repriced during Fiscal 1995 for Messrs. Lampert, Simon and Shoer.

(2) The Company granted incentive stock options under the Company's 1988 Stock Option Plan and the Company's Incentive Plan to purchase an aggregate of 649,450 Common Shares. Mr. Lampert's options are issued pursuant to a separate plan applicable only to Mr. Lampert and are not included in the computation herein.

(3) The market price on date of grant was either above or equal to the option price on the date of the grant.

(4) Mr. Lampert's grant of stock options is under a separate plan and are not issued under the Company's Incentive Plan.

(5) The grant of 150,000 shares at $6.00 is contingent upon the consummation of an acquisition described in Mr. Lampert's employment agreement.

III. AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR-END OPTION VALUES



        (A)                     (B)           (C)                   (D)                          (E)

                                                      NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                                UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT FY-END (#)            FY-END ($)(1)
                                                      -------------------------------  -----------------------
                              SHARES
                             ACQUIRED        VALUE
                            ON EXERCISE    REALIZED
NAME                           (#)            ($)        EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                          ------        ------       -----------  -------------   -----------  -------------
Ira B. Lampert ............    --              --          275,000      475,000        1,221,000     1,443,000

Eli Shoer .................    --              --           75,000       75,000          333,000       333,000

Gary M. Simon .............    --              --           71,500       118,500          317,460       526,140

Steve Jackel ..............    --              --             --        100,000              --        444,000

Mark Welland ..............    --           25,000(2)         --           --                --           --


-----------

(1) The closing price of the Company's Common Stock at 1995 fiscal year end was $4.44.

(2) Mr. Welland was granted options to purchase 20,000 Common Shares at an exercise price of $8.00 per share with the right to put to the Company at $10.50 per share 10,000 of such options per year. In Fiscal 1995, Mr. Welland exercised such right and the Company repurchased for Mr. Welland the option as to 10,000 Common Shares for $25,000.



IV. TEN-YEAR OPTION REPRICINGS

     (A)                        (B)           (C)            (D)           (E)            (F)           (G)
                                                                                                     LENGTH OF
                                           NUMBER OF       MARKET                                    ORIGINAL
                                          SECURITIES      PRICE OF      EXERCISE                      OPTION
                                          UNDERLYING      STOCK AT      PRICE AT                       TERM
                                            OPTIONS        TIME OF       TIME OF                     REMAINING
                                          REPRICED OR   REPRICING OR  REPRICING OR        NEW       AT DATE OF
                                            AMENDED       AMENDMENT     AMENDMENT      EXERCISE    REPRICING OR
NAME                           DATE           (#)            ($)           ($)         PRICE ($)     AMENDMENT
----                           ----         -------        -------       -------       ---------     ---------
Ira B. Lampert ...........   9/13/94       340,000         $3.875        $5.125          $4.00          8.84

Gary M. Simon(1) .........   7/13/94         2,500         $2.50         $8.125          $3.00          8.20
                             7/13/94        10,000         $2.50         $5.375          $3.00          8.28
                             7/13/94        10,000         $2.50         $5.375          $3.00          8.28
                             7/13/94        10,000         $2.50         $5.375          $3.00          8.28
                             7/13/94         2,500         $2.50         $5.438          $3.00          8.41
                             7/13/94         5,000         $2.50         $5.313          $3.00          8.52

Eli Shoer(2) .............   10/1/94        25,000         $3.25         $5.00           $3.25          7.37
                             10/1/94        15,000         $3.25         $6.50           $3.25          7.47
                             10/1/94        10,000         $3.25         $8.875          $3.25          7.47
                             10/1/94        25,000         $3.25         $6.125          $3.25          8.02
                             10/1/94        10,000         $3.25         $6.125          $4.00          8.02
                             10/1/94        35,000         $3.25         $6.125          $4.00          8.02
                             10/1/94        25,000         $3.25         $6.125          $4.00          7.78

Jack C. Benun ............   5/25/93       500,000(3)      $7.625              (4)       $5.00              (5)
 Former Chairman and
 Former Chief
 Executive Officer(5)


------------

(1) Mr. Simon forfeited 70,000 options and received 40,000 options at the new exercise price. In addition he received 30,000 options upon execution of his new employment agreement as of June 1, 1994.

(2) Mr. Shoer forfeited 145,000 options and received 75,000 options at the new exercise price.

(3) Exercisable at time of grant as to 200,000 Common Shares, became exercisable as to an additional 100,000 Common Shares on June 30, 1994 and was to become exercisable as to an additional 100,000 Common Shares on each of June 30, 1995 and 1996. All such options were canceled upon Mr. Benun's termination from the Company on July 14, 1994.

(4) Pursuant to Mr. Benun's stock option plan, certain options were granted or were to be granted to Mr. Benun, subject to certain contingencies. Certain of these options, which represented options to purchase an aggregate of 900,000 Common Shares were canceled pursuant to the cancellation of a substantial part of Mr. Benun's stock option plan upon shareholder approval on January 18, 1994 at the 1993 Annual Meeting of Shareholders of the Company's Incentive Plan. Options canceled on January 18, 1994, including options to be granted at future dates, were as follows and had the following exercise prices: (i) an option to be granted July 1, 1994 to purchase 150,000 Common Shares at $5.00 per share subject to the Company attaining specified Fiscal 1994 earnings, (ii) an option to purchase 500,000 Common Shares at $9.00 per share, 200,000 of which were granted January 5, 1993, and 200,000 and 100,000 of which were to be granted on each of January 5, 1994, and January 5, 1995, in each case subject to the Company consummating a "significant transaction" (as defined in Mr. Benun's Stock Option Plan) by October 12, 1993 (which consummation never occurred), and (iii) an option to purchase 250,000 Common Shares at $8.375 per share granted January 1, 1993, subject to shareholder approval at the fiscal 1993 Annual Meeting of Shareholders and which approval was never obtained.

(5) Of the options described in footnote (2), the options described in (ii) had remaining terms of nine and ten years respectively, and the option described in (iii) had a remaining term of ten years. All other options described in footnote (2) were never granted. Any remaining options were terminated effective with Mr. Benun's termination from the Company on July 14, 1994. Mr. Benun has asserted, both in his counter-claim in the arbitration action initiated by the Company and in the litigation commenced by him on November 14, 1995, that he should continue to have the right to enforce the option agreements.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                      REPORT ON TEN-YEAR OPTION REPRICINGS

     The issuance of certain existing stock options granted to Messrs. Lampert, Simon, Kaess and Shoer were effected for the purpose of tying future vesting of options to continued employment and for providing an appropriate incentive for the Executive Officers, in light of then current conditions, to advance the Company's interest.

     Joel Gold
     Ira J. Hechler
     Morris Gindi

EXECUTIVE EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTRACT ARRANGEMENTS

     On July 14, 1994 the Board of Directors of the Company (the "Board") terminated Jack C. Benun for cause from his positions as Chairman and Chief Executive Officer and his status as a director of the Company as a result of its adoption of a report from the Ad Hoc Committee of the Board indicating that Mr. Benun had misappropriated $150,000 from the Company. Accordingly, the employment agreement between the Company and Mr. Benun executed on July 12, 1988, and amended and restated on September 15, 1993, which provided that Mr. Benun serve in the capacities of Chairman and Chief Executive Officer of the Company and be paid an annual salary of $600,000 for a term of three years, was terminated.

     The employment agreement between the Company and Ira B. Lampert effective July 1, 1993 was amended and restated as of September 1, 1994 (the "Lampert Agreement"). The Lampert Agreement provides that Mr. Lampert serve in the additional capacities of Chairman and Chief Executive Officer of the Company. The Lampert Agreement provides for an annual salary of $500,000, has a term of four years and provides for automatic one year renewals, unless prior written notice is given by either party. Under the Lampert Agreement, Mr. Lampert's grant of an option to purchase 340,000 Common Shares was amended and restated to an exercise price of $4.00 per share, of which 215,000 are presently exercisable with the balance exercisable in allotments of 12,500 on each November 30, February 28 (or February 29 as the case may be), May 31 and August 31 until exercisable as to the entire amount. Such shares have anti-dilution provisions and are exercisable through July 2003. In addition, the Lampert Agreement granted Mr. Lampert an additional option to purchase 260,000 Common Shares at an exercise price of $4.00 per share, of which 135,000 are presently exercisable with the balance exercisable in allotments of 12,500 on each November 30, February 28 (or February 29 as the case may be), May 31 and August 31 until exercisable as to the entire amount. Such shares also have anti-dilution provisions and are exercisable through September 2004. The Lampert Agreement prohibits Mr. Lampert from competing with the Company for a one year period upon expiration of the Lampert Agreement. The Lampert Agreement also provides that if the Company consummates an acquisition identified in the Lampert Agreement during Mr. Lampert's term of employment with the Company, Mr. Lampert will receive a cash bonus of $300,000 and will be granted an option to purchase 150,000 Common Shares at an exercise price of $6.00 per share.

     Effective October 1, 1994, the Company entered into an employment agreement with Eli Shoer, whereby Mr. Shoer is employed as Managing Director of Operations of the Company's Far East operations and as Senior Vice President of the Company. The employment agreement has a term of three years and provides for an annual salary of $210,000. In addition, Mr. Shoer receives an annual housing allowance of $75,000. Mr. Shoer's employment agreement prohibits Mr. Shoer from competing with the Company for a one year period upon termination of such employment agreement. The agreement also provides that previous stock option agreements for an aggregate of 145,000 shares at varying prices ranging from a high of $8.875 to a low of $4.4375 are relinquished by Mr. Shoer. In lieu of such options he was granted options for 75,000 shares at $3.25 and 75,000 shares at $4.00. This agreement supersedes the July 1, 1993 agreement between Mr. Shoer and the Company.

     Effective November 3, 1994 the Company entered into an employment agreement with Gary Kaess, whereby Mr. Kaess is employed as Vice President, Product Development for the Company. The agreement provides for salary at the rate of $150,000 per annum and the grant of options to purchase 30,000 shares of the Company's common stock at an exercise price of $3.25. Of said option 10,000 are currently exercisable. The balance vest as to 10,000 on November 3, 1996 and as to the balance on November 3, 1997.

     Effective June 1, 1994, the Company entered into an employment agreement with Gary M. Simon whereby Mr. Simon is employed as Chief Financial Officer and Treasurer of the Company. The Agreement is for a term of three years and provides for an annual salary of $175,000. Under the Agreement Mr. Simon was granted an option to purchase 30,000 Common Shares at an exercise price of $3.00 per share, 7,500 of which are presently exercisable with the balance exercisable in allotments of 7,500 after the completion of the first, second and third years of his term of employment. In addition, Mr. Simon was granted a presently exercisable option to purchase 40,000 and 120,000 Common Shares at an exercise price of $3.00 and $4.00 per share, respectively. Options to purchase 50,000 Common Shares granted to Mr. Simon prior to June 1, 1994 were canceled. Mr. Simon's employment agreement prohibits Mr. Simon from competing with the Company for a one year period upon termination of such employment agreement.

     During the first quarter of fiscal 1996, and effective as of May 1, 1995, the Company entered into a one year consulting agreement with Harjac Consulting Inc., a company of which Steve Jackel is president, for the services of Mr. Jackel as a special assistant to the Chairman and Chief Executive Officer. The agreement provides for remuneration at the rate of $300,000 for the term of the agreement plus certain expenses. The agreement also provides for options to purchase 25,000 shares of the Company's common stock at $3.00 per share and 75,000 at $4.00 per share. The options have a five year term and are exercisable as of December 31, 1995 and May 1, 1996, respectively.

     Effective August 1, 1995, the Company entered into a six month employment agreement with Len Easterbrook, whereby Mr. Easterbrook is employed as Managing Director/General Manager European Operating of the Company. The agreement calls for payment of salary at the rate of $12,500 per month.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     CHIEF EXECUTIVE OFFICER ("CEO"). The Lampert Agreement was amended and restated as of September 1, 1994 to, among other matters, increase Mr. Lampert's annual salary in connection with his appointment to the additional positions of Chairman and CEO of the Company on July 14, 1994, the date on which Jack C. Benun, the Company's former CEO, was terminated from the Company, and to provide additional incentive to Mr. Lampert to continue to exert his utmost efforts to contribute to the Company's success and prosperity and to thereby benefit the Company and its shareholders. SEE "EXECUTIVE EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTRACT ARRANGEMENTS."

     The Compensation Committee of the Board (the "Compensation Committee") engaged the services of outside compensation consultants to obtain information and advice about competitive levels of compensation and particular compensation techniques of public companies of comparable size (i.e., annual sales volume) for the installation of a new pay package for Mr. Lampert as set forth in the Lampert Agreement. The Compensation Committee approved the Lampert Agreement based on such subjective criteria as (i) the complex international structure and operations of the Company, which are equivalent to those of large international corporations although its revenues are not, (ii) the contentious legal environment of the Company, (iii) the parity of CEO pay with other existing executive officers of the Company and executive officers to be hired in the future, (iv) the financial turn-around of the Company, (v) prior pay practices of the Company for its former CEO, (vi) lack of retirement plan, and (vii) the extensive amount of time and world-wide travel that the CEO position entails (Mr. Lampert has spent, and continues to spend, a significant amount of time at the Company's offices in Hong Kong, its manufacturing facilities in China in addition to his travels to Japan, Eastern and Western Europe and Central America).

     EXECUTIVE OFFICERS GENERALLY. The CEO recommends the level of compensation of each executive officer to the Compensation Committee based on such subjective criteria as the compensation of executives at corporations of similar size and operations, years of service to the Company, the amount of time and travel the position requires, the effort put forth during the past year and the desire to encourage the long-term commitment of the executive. The Compensation Committee considers each of these factors in determining whether to approve or modify the CEO's recommendation. With respect to new executives, the CEO and the Compensation Committee also take into consideration the results of any arms-length negotiations between the Company and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Compensation Committee considers, the grant of stock options to each executive based on the above factors. It is the Compensation Committee's policy to make stock options as large a portion of an executive's gross compensation package as is reasonable because of the benefits such long-term incentives provide to the shareholders and the Company.

     Joel Gold
     Ira J. Hechler
     Morris Gindi

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

  AMONG CONCORD CAMERA CORP., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP



               ---GRAPHICAL REPRESENTATION OF DATA TABLE BELOW---


------------------------------------------------------------------------------
                           6/90     6/91     6/92     6/93     6/94     6/95
------------------------------------------------------------------------------
Concord Camera Corp        100      127      132      102       56       87
------------------------------------------------------------------------------
Peer Group                 100       89       89       98      114      115
------------------------------------------------------------------------------
NASDAQ Stock
   Market--US              100      106      127      160      162      215
------------------------------------------------------------------------------

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information as of December 1, 1995 with respect to (I) those persons or groups known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the directors and nominees of the Company, (iii) the Company's executive officers named in the summary compensation table, and (iv) for the Company's directors and executive officers as a group:



                                                                AMOUNT AND NATURE OF            PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP(1)        OF CLASS(1)
------------------------------------                           -----------------------        -----------
(i) Beneficial Owners of More than 5% of the Common Shares
Theodore H. Kruttschnitt .......................................      1,205,000                   11%
 350 Bayshore Blvd
 Suite 850
 Burlingame, California 94010

VC Holdings, Inc.(2) ...........................................        927,306                    8%
 250 Park Avenue
 New York, New York 10017

Jack Silver ....................................................        727,000(3)                 6.7%
 c/o Silverman, Collura & Chernis, P.L.
 381 Park Avenue South
 New York, New York 10016

(ii) Directors and Nominees of the Company

Ira B. Lampert .................................................        799,000(4)(5)              7%
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Eli Arenberg ...................................................         93,500(6)                 *
 9578 Harbour Lake Circle
 Boynton Beach, Florida 33437

Joel L. Gold ...................................................         34,500(6)                 *
 Fechtor & Detwiler
 230 Park Avenue
 New York, New York 10169

Morris Gindi ...................................................         14,000(6)                 *
 Notra Trading, Inc.
 One Woodbridge Center
 Woodbridge, NJ 07095

J. David Hakman ................................................         14,000(5)                 *
 Hakman & Co., Inc.
 Suite 300
 1350 Bayshore Highway
 Burlingame, CA 94010

Ira. J. Hechler ................................................        472,000(7)                 4.3%
 Ira J. Hechler and Associates
 45 Rockefeller Plaza
 New York, New York 10111

Kent M. Klineman ...............................................         98,400(5)                 *
 c/o Klineman Assoc., Inc.
 1345 Avenue of the Americas
 New York, NY 10105

                                       13

                                                               AMOUNT AND NATURE OF              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)          OF CLASS(1)
-----------------------------------                           -----------------------          -----------
(iii) Executive Officers
Eli Shoer .....................................................      110,000(8)                   1.0%
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Gary M. Simon .................................................      104,000(9)                   1.0%
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Steve Jackel ..................................................      125,000(10)                  1.1%
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

George Erfurt .................................................       37,000(11)                   *
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Gary Kaess ....................................................          200                       *
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Len Easterbrook ...............................................           -0-                      *
 Concord Camera UK Limited
 2 St. Margarets Business Centre
 Moor Mead Road
 Twickenham, Middlesex TW1 1JN

Mark Welland ..................................................           -0-                      *
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07001

Harlan Press ..................................................       10,000(6)                    *
 Concord Camera Corp.
 35 Mileed Way
 Avenel, New Jersey 07711

(iv) All executive officers and directors as a group
       (15 persons) .............................................    1,911,600                     17.5%


------------

     * Indicates less than 1%.

(1) All information is as of December 1, 1995 and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. As of December 1, 1995, the Company had issued and outstanding 10,947,526 Common Shares, the Company's only class of voting securities outstanding. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.

(2) VC Holding, Inc. is the sole manager and holds 100% of the voting interests of Venture Capital Equities, L.L.C. Dominion Capital, Inc. contributed all of its interests in a specified portfolio of investments, including the above described Company securities to Venture Capital, L.L.C.

(3) Mr. Silver's holdings include shares held by Mr. Silver or his wife for the benefit of his children and 426,000 shares held by Siar Money Purchase Pension Plan. In addition, Mr. Silver holds warrants to purchase 73,333 shares of the Company's common stock.

 (4) Includes 30,000 shares purchased on the open market, 300,000 shares purchased pursuant to the Management Equity Purchase Provisions of the Company's Stock Incentive Plan and 25,000 shares underlying presently exercisable options issued pursuant to such plan, and 25,000 shares underlying options which will become exercisable on November 30, 1995. Also includes 144,000 shares as to which Mr. Lampert has voting power pursuant to a Voting Agreement among George Erfurt, Gary Simon, Gary Kaess, Arthur Zawodny and Mr. Lampert, as described in EXECUTIVE OFFICERS above, and as to which Mr. Lampert denies beneficial ownership.

     Excludes 275,000 shares underlying presently unexercisable options. Options with respect to 25,000 shares will become exercisable on the last day of February, May, August and November each year until all such options are exercisable. Also excludes: 300,000 shares of restricted stock which may be issued pursuant to the Incentive Plan as described in EXECUTIVE OFFICERS ABOVE.

 (5) Mr. Lampert, Mr. Erfurt, Mr. Simon, Mr. Jackel, Mr. Shoer and Arthur Zawodny, an employee of the Company, are parties to a voting agreement wherein all signatures have authorized Mr. Lampert to vote certain of their shares. The aggregate number of shares and percentage of outstanding shares covered by the aforesaid agreement are 444,000 and 4%, respectively.

 (6) Includes Common Shares underlying stock options exercisable within the forthcoming 60 days. For Mr. Arenberg also includes 30,000 presently exercisable options owned by ELA Associates, Inc., Company controlled by him. Also includes 10,000 options presently exercisable and/or exercisable within the next 60 days by Mr. Arenberg. For Mssrs. Gold, Gindi, Hakman and Klineman includes 14,000 options presently exercisable and/or exercisable within the next 60 days. For Mr. Press includes 10,000 presently exercisable options.

 (7) Does not include any shares owned by any other party to the Management Agreement (as herein defined) which the Company believes is no longer effective. Mr. Jack Benun, the former Chairman of the Company, and Mr. Hechler agreed to vote their Common Shares in accordance with the terms of the Management Agreement. Both Mr. Hechler and the Company assert that such agreement is no longer of any force or effect. Mr. Benun is currently in litigation with the Company and Mr. Hechler over the status of the Management Agreement. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

 (8) Includes 10,000 shares purchased pursuant to the Management Equity Purchase Provisions of the Company's Stock Incentive Plan and 100,000 shares underlying presently exercisable options issued pursuant to such plan.

     Excludes 50,000 shares underlying presently unexercisable options which will become exercisable in accordance with the following schedule: 25,000 on October 1, 1997, and 25,000 on October 4, 1997. Also excludes 10,000 shares of restricted stock which may be issued pursuant to the Incentive Plan as described in EXECUTIVE OFFICERS above.

 (9) Includes 25,000 shares purchased pursuant to the Management Equity Purchase Provisions of the Company's Stock Incentive Plan and 79,000 shares underlying presently exercisable options issued pursuant to such plan.

     Excludes 109,000 shares underlying presently unexercisable options which will become exercisable in accordance with the following schedule: 46,000 on June 1, 1996; 7,500 on July 14, 1996; 48,000 on June 1, 1997; and 7,500
     on July 14, 1997. Also excludes 25,000 shares of restricted stock which may be issued pursuant to the Incentive Plan as described in EXECUTIVE OFFICERS above.

(10) Includes 100,000 shares purchased pursuant to the Management Equity Purchase Provisions of the Company's Stock Incentive Plan and 25,000 shares underlying an option which becomes exercisable on December 31, 1995.

     Excludes 75,000 shares underlying presently unexercisable options which will become exercisable on April 30, 1996. Also excludes 100,000 shares of restricted stock which may be issued pursuant to the Incentive Plan as described in EXECUTIVE OFFICERS above.

(11) Includes 2,000 shares purchased pursuant to the Management Equity Purchase Provisions of the Company's Stock Incentive Plan and 35,000 shares underlying presently exercisable options issued pursuant to such plan.

     Excludes 2,000 shares of restricted stock which may be issued pursuant to the Incentive Plan as described in EXECUTIVE OFFICERS above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A warrant (the "Warrant") to purchase 1,500,000 Common Shares at an exercise price of $6.00 per share was issued to Ira J. Hechler in exchange for certain short term loans and other financial accommodations provided to the

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Company by Mr. Hechler during the period May 29, 1992 through December 31, 1992
(the "Hechler Loans"). The market value of the Warrant on the date of issuance was determined to be in the range of $.30 to $.60 per share and was amortized as a financing cost through December 31, 1992. In November 1993 Mr. Hechler exercised his right under the Warrant and purchased 900,000 Common Shares at $6.00 per share. Such exercise generated net proceeds of approximately $5,364,000 which was used to reduce debt and for working capital purposes. The Warrant for the remaining 600,000 shares expired on June 2, 1994.

     In connection with the Hechler Loans, Mr. Hechler was appointed to the Board and given the right to nominate two other designees to the Board (the "Hechler Nominees"). The Company agreed to include these nominees as management's nominees in any proxy solicitation and to indemnify Mr. Hechler and such nominees against certain liabilities pursuant to an indemnification agreement. Mr. Hechler nominated Kent M. Klineman to the Board in 1993. Mr. Hechler did not propose any other nominees at that time and in subsequent years did not propose any nominees and has irrevocably terminated his rights to propose any nominees.

     In connection with Mr. Hechler's purchase of Common Shares in a private placement completed on December 31, 1992 (the "Private Placement"), the Company, Mr. Benun and Mr. Hechler entered into a certain Management Agreement, dated December 31, 1992 (the "Management Agreement"), which provided among other matters that (i) Mr. Benun would retain, on and after the closing of a proposed loan facility with a new lender his position as Chairman and Chief Executive Officer of the Company (Mr. Benun's employment with the Company was terminated on July 13, 1994), (ii) Mr. Benun would propose, at any Meetings to Elect Directors, a slate consisting of the Hechler Nominees, Mr. Benun and other members of whom a majority would, to the extent practical, be new "unaffiliated" or "independent" members of the Board, (iii) Mr. Benun would vote all Common Shares over which he had sole voting power on the date of the Management Agreement or acquired thereafter in favor of the Hechler Nominees for election to the Board at all Meetings to Elect Directors, (iv) Mr. Hechler would vote or cause to be voted all Common Shares over which he has sole voting power on the date of the Management Agreement or acquired thereafter and all Common Shares purchased by him or his designee in the Private Placement in favor of the Benun Nominees at all Meetings to Elect Directors, (v) neither Mr. Benun nor Mr. Hechler, Hechler & Associates or any of their respective affiliates (the "Hechler Group"), without the consent of two-thirds of the Board, from December 31, 1992 through December 1, 1994 would (a) solicit proxies with respect to securities of the Company or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (b) make any public announcement with respect to, or submit a formal proposal for a transaction between any member of the Hechler Group and the Company or any of its securities holders except proposals recommending transactions in the ordinary course of the Company's business, (c) act to seek control of management, Board or policies of the Company except in any such person's capacity as a director, or (d) form, join or participate in a group for purposes of any transactions referred to in (a), (b), or (c) above, and (vi) the Warrant be amended (a) to extend the exercise period of the Warrant until December 1, 1993, (b) to eliminate the mandatory exercise and early termination provisions of the Warrant and (c) provide that the purchase by all purchasers in the Private Placement will not trigger the anti-dilution provisions of the Warrant. The Company believes that Mr. Benun no longer has any rights under the Management Agreement to nominate directors of the Company. Mr. Benun has asserted that he continues to have such rights and intends to enforce them. In that regard, Mr. Benun commenced a litigation against the Company and Mr. Hechler on November 14, 1995 to among other things enforce those rights. At a hearing on December 8, 1995, Benun's request for an injunction ordering the Company to propose a majority of Benun nominees as directors for the coming year was denied. Both Mr. Hechler and the Company have asserted that the Management agreement is null and void and no longer of any effect.

     Certain of the Company's and Concord HK's financing and credit arrangements in the past have been secured by the personal guarantees and/or assets of Mr. Benun and Mr. Hechler. During Fiscal 1994, Mr. Benun was a guarantor of all of the Company's borrowings under the loan agreements with Midlantic National Bank and Canadian Imperial Bank of Commerce until their termination in March and April 1994, respectively when such loans were repaid. Mr. Benun is currently a guarantor of the Company's borrowings under the loan agreement with The CIT Group/Credit Finance, Inc.

     At June 30, 1995 the Company was indebted to Mr. Benun for certain loans made by him to the Company in the principal amount of $100,000, which amount bears interest at a rate per annum equal to 2% over CIT's prime lending rate. The Company incurred approximately $11,000 in interest expense in Fiscal 1995 in connection with the loans

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

from Mr. Benun and suspended payment of the loans because the Company believes that it has valid claims against Mr. Benun in excess of said loans. As part of the litigation referred to above, Mr. Benun also seeks payments of these monies. Mr. Benun's motion for summary judgement for the immediate payment of these monies was denied on December 8, 1995.

     The Company and Mr. Benun entered into and executed a Pledge Agreement on each of March 7, and April 6, 1994 to secure the prompt payment of any liability to the Company that Mr. Benun may incur as a result of the matters then under investigation. Mr. Benun was terminated as Chief Executive Officer on July 14, 1994. Mr. Benun has violated the terms of the Pledge Agreement by refusing to pledge the $400,000 in value as collateral as required by the Pledge Agreement.

     On August 1, 1994 ELA Enterprises, Inc., a Company owned by Eli Arenberg, was granted an option under the Company's Incentive Plan to purchase 10,000 Common Shares at an exercise price of $3.00 per share, 10,000 Common Shares at an exercise price of $4.00 per share, and 10,000 Common Shares at an exercise price of $5.00 per share, in connection with consulting services provided by Mr. Arenberg to the Company pursuant to the ELA Enterprises Consulting Agreement. All options previously granted to Mr. Arenberg were canceled. In addition, ELA Enterprises is to be paid a yearly retainer of $10,000 for 387 hours of consulting services and will be paid at an hourly rate of $37.50 for consulting services in excess of the 387 hours provided to the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has reappointed the independent accounting firm of Ernst & Young as auditors of the Company for Fiscal 1996. Shareholder approval requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting. A representative of Ernst & Young is expected to attend the Annual Meeting, will have the opportunity to make a statement should he desire to do so and is expected to be available to respond to appropriate questions.

     The Board is seeking shareholder approval of its selection of Ernst & Young. If shareholders do not approve the appointment of Ernst & Young as the auditors of the Company for Fiscal 1996 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

     On the recommendation of its Audit Committee and by action of its Board of Directors, on May 18, 1995, the Company terminated the engagement of the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants for the Company and retained Ernst & Young LLP ("Ernst & Young") independent public accountants, effective immediately. During the two most recent fiscal years and for the period through May 18, 1995, the Company has not consulted with Ernst & Young on items which (1) were or should have been subject to SAS 500 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304 (a) (2)).

     Deloitte & Touche's report on the Registrant's financial statements for the fiscal years ended June 30, 1994 and 1993 contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with its audits for the fiscal years ended June 30, 1994 and 1993 and in the subsequent interim period preceding the termination of Deloitte & Touche's engagement and the engagement of Ernst & Young, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

     No "Reportable event," as defined in Regulation S-K, Item 304 (a)(1)(v) has occurred within the last two fiscal years and in the subsequent interim period preceding the termination of Deloitte & Touche.

     The Company has requested that Deloitte & Touche furnish the Company with a copy of its letter to the Securities and Exchange Commission stating whether Deloitte & Touche agreed with the foregoing statements. The letter provided by Deloitte & Touche stated that it did agree with the foregoing statements. A copy of said letter was filed as an exhibit to a report of Form 8-K filed by the Company, dated May 18, 1995.

                           1996 SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the Company's 1996 Annual Meeting of Shareholders must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation

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requires, among other things, that any proposal be received by the Company at its executive offices, 35 Mileed Way, Avenel, New Jersey 07001, by September 3, 1996.
                            GENERAL AND OTHER MATTERS

     Management knows of no matter other than the matters described above which will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the persons voting the proxies will vote them as they deem in the best interest of the Company.

                             SOLICITATION OF PROXIES

     The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may retain the services of Continental Stock Transfer & Trust Company ("Continental"), a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company may pay a fee of up to $4,500 plus expenses, not to exceed $500, for this service. Continental may solicit proxies by use of the mails or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

                                                        GARY M. SIMON
                                                         Secretary

Avenel, New Jersey
December 22, 1995

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